UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) July 18, 2012

ALCO Stores, Inc.
(Exact name of registrant as specified in its charter)

Kansas	0-20269	48-0201080
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

401 Cottage
Abilene, Kansas 67410-2832
 (Address of principal executive offices) (Zip Code)

(785) 263-3350
(Registrant's telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01 Regulation FD Disclosure.

Attached as Exhibit 99.1, and incorporated into this Item 7.01 by reference, is a press release issued on July 18, 2012 by ALCO Stores, Inc. (the "Company") relating to the launch of the Company's ecommerce store.

Item 8.01.	Other Events.

On July 18, 2012, the Company issued a press release, incorporated into this Item 8.01 by reference, relating to the launch of the Company's ecommerce store. The full-service online store is available at alcostores.com and offers consumers more than 10,000 merchandise items to purchase. The merchandise available online includes housewares, appliances, furniture, health & beauty aids, baby goods, office supplies, automotive and sporting goods, video games and electronics, and more. In addition, the online merchandise includes brands that are not currently available in the Company's retail stores. The ecommerce store is available 24 hours a day, seven days a week, provides a searchable web environment for consumers to purchase Company merchandise, and offers delivery services to a consumer's home or place of business.

Item 9.01.                      Exhibits.

(d) Exhibits

99.1	Press Release dated July 18, 2012, furnished solely for the purpose of incorporation by reference into Items 7.01 and 8.01.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 19, 2012	ALCO STORES, INC. By: /s/ Richard E. Wilson Richard E. Wilson President and Chief Executive Officer

INDEX TO EXHIBITS

99.1	Press Release dated July 18, 2012.